Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Julius Klein

Triumph Ventures Corp.

8 Sharei Torah Street

Jerusalem 996387

Dear Mr. Klein:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Triumph Ventures Corp. (amendment # 1) on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated February 17, 2014, as of and for the periods ended December 31, 2013 and 2012 and from inception to December 31, 2013. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

April 10, 2014